UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

ZOSANO PHARMA CORPORATION

(Name of Registrant as Specified in its Charter)

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ZOSANO PHARMA CORPORATION

34790 Ardentech Court

Fremont, California 94555

SUPPLEMENT TO PROXY STATEMENT FOR

2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement supplement (the “Supplement”), dated June 21, 2021, supplements the proxy statement filed by Zosano Pharma Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on April 28, 2021, as previously supplemented by the proxy statement supplement dated May 25, 2021 (together as previously supplemented, the “Proxy Statement”), relating to the proxies being solicited by the Board of Directors (the “Board”) of the Company for the 2021 Annual Meeting of Stockholders of the Company (the “Annual Meeting”).

As previously disclosed in the Company’s current report on Form 8-K filed with the SEC on June 10, 2021, on June 10, 2021, the Company convened and adjourned the Annual Meeting without any business being conducted, due to lack of the requisite quorum. The Annual Meeting has been adjourned to 8:30 a.m. Pacific Time on Wednesday, June 30, 2021. The adjourned meeting will be held virtually at www.virtualshareholdermeeting.com/ZSAN2021. The record date has not changed. Only stockholders of record at the close of business on April 15, 2021 are entitled to vote at the Annual Meeting.

The primary purpose of this Supplement is to provide subsequent information relating to the Company’s quorum requirements. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply and should be considered in voting your shares. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement is more current. In order to facilitate the timely transaction of business at the Annual Meeting, the Board has approved an amendment to the Company’s bylaws to reduce the required quorum for meetings of stockholders from a majority to one-third (1/3) of the outstanding shares of stock entitled to vote, present in person, by remote communication or by proxy.

VOTING MATTERS

If you have already voted by proxy card or via the internet or by telephone, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked. Information regarding how to vote your shares and how to change votes already cast is available in the Proxy Statement under the caption “How to Vote.”

By order of the Board of Directors

/s/ Steven Lo
Steven Lo
President and Chief Executive Officer

June 21, 2021